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                                                                   EXHIBIT 10.43
CONFIDENTIAL TREATMENT REQUESTED
UNDER 17 C.F.R.(s)(s)200.80(b) (4), 200.83 AND 240.24b-2


                    GLAXO RESEARCH AND DEVELOPMENT LIMITED



                                      And



                              GLAXO GROUP LIMITED



                                      And



                              DIVERSA CORPORATION



                          ---------------------------
                            COLLABORATION AGREEMENT
                          ---------------------------

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CONTENTS

1     DEFINITIONS                                                              3

2     RESPONSIBILITIES                                                         6

3     PROJECT MANAGEMENT                                                       9

4     IP OWNERSHIP                                                            10

5     DESIGNATION OF BIOMOLECULES                                             11

6     BIOMOLECULE LICENSING TERMS                                             11

7     EXCLUSIVITY                                                             15

8     DURATION AND TERMINATION                                                16

9     DISCLOSURE OF CONFIDENTIAL INFORMATION                                  17

10    ANNOUNCEMENTS AND PUBLICATIONS                                          18

11    REPRESENTATIONS AND WARRANTIES                                          19

12    ASSIGNMENT; AMENDMENT                                                   20

13    ENTIRE AGREEMENT; SEVERABILITY                                          21

14    RELATIONSHIP OF PARTIES                                                 21

15    FORCE MAJEURE                                                           21

16    GOVERNING LAW AND DISPUTE SETTLEMENT                                    21

17    NOTICES; MISCELLANEOUS                                                  22

18    MANUFACTURING RIGHTS                                                    23

19    COLLABORATION AND LICENCE AGREEMENT RIGHTS AND
      OBLIGATIONS                                                             23
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This Collaboration Agreement (the "Agreement") is made as of 8/th/ December,
---------------------------------------------
2000 by and between Diversa Corporation of 4955 Directors Place, San Diego, California 92121 (which together with its Affiliates shall be known as "Diversa") and Glaxo Research and Development Limited of Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex UB6 ONN ("GRD") and Glaxo Group Limited of Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex UB6 ONN ("GGL," and, together with Diversa and GRD, the "Parties").

WHEREAS:

A. Diversa and GGL have entered into a Heads of Agreement dated 19th September 2000 setting out the broad principles governing their relationship.

B. Diversa has certain IP (as defined below) which it is prepared to share with GW and GW has certain screening expertise which it wishes to use with such IP to identify Biomolecules.

C. For the duration of this Agreement the Parties will share certain confidential and proprietary information to investigate whether the Biomolecules are suitable for use in large scale screening programmes and for further development and potential commercialisation in accordance with the Project Plan (as defined below).

NOW, therefore, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties, intending to be legally bound hereby, agree as follows:

1   DEFINITIONS

1.1 "Affiliate" shall mean any person, company or legal entity then directly or indirectly controlled by, controlling or under common control with the party with respect to which this term is associated. The term "control" means ownership either of record or beneficially of more than fifty per cent (50%) of the shares of any such person, company or legal entity or in the absence of share ownership in the case of a non corporate entity the ability to direct or cause the direction of the management and policies of such non corporate entity;

1.2 "Annual Net Sales" shall mean the Net Sales achieved in any period beginning on 1/st/ January and ending on 31/st/ December;

1.3 "Available Biomolecule" shall mean a Biomolecule covered by Joint IP or Diversa IP and the structure of which has been (a) included on a GW Monthly Report and (b) that is not the subject of any Third Party contractual commitment with Diversa relating to Medical Use (existing at the time of Diversa's receipt of the relevant GW Monthly Report) which would prohibit it being exclusively made available to GW,
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      pursuant to the terms of this Agreement. It is generally assumed that
      Available Biomolecules will be [***];

1.4 "Background IP" shall mean the IP owned or licensed (with the right to grant further rights thereunder) by each Party which exists at the date of this Agreement and which is contributed to the Project Plan.

1.5 "Biomolecules" shall mean [***]. Notwithstanding the foregoing or anything to the contrary contained herein, no [***], shall be deemed to be Biomolecules under this Agreement; provided, however, that this limitation
                                         --------  -------
      shall not apply with respect to [***], if any, [***] delivered by Diversa to GW pursuant to [***] shall be deemed to be Biomolecules subject to the first sentence of this Clause 1.5 and all other applicable provisions of this Agreement).

1.6   "Confidential Information" shall have the meaning given to it in Clause
      9.1;

1.7 "Designated Biomolecule" shall mean an Available Biomolecule designated by GW in accordance with Clause 5.1 and [***];

1.8 "Diversa IP" shall mean all IP in-licensed by Diversa (with the right to grant further rights thereunder) and all IP invented or discovered solely by or on behalf of Diversa or Diversa's employees or agents arising under this Agreement and all IP claiming or covering such inventions;

1.9 "Drug Candidate" shall mean a single Licensed Biomolecule that is approved by the GW Drug Discovery Group or equivalent future body for preclinical evaluation against a particular therapeutic target. Such approval will be based on [***];

1.10 "Exclusive Biomolecules" shall mean (a) any Biomolecules identified by GW and which are Available Biomolecules and which remain within the periods of exclusivity granted pursuant to Clause 7.1 and (b) any Licensed Biomolecules;

1.11 "Finished Product" shall mean any product in a form for use without any further manipulation or transformation based on or incorporating a Licensed Biomolecule or a GW Biomolecule;

1.12  "Force Majeure" shall have the meaning set out in Clause 15;

1.13 "FTE" shall mean the equivalent of one full year of work on a full time basis (determined in accordance with Diversa's normal policies and procedures relating to, for example, vacation periods) by a scientist or other professional possessing the necessary skills and experience;

1.14 "GW" shall mean GRD and/or GGL together with all of their Affiliate companies;


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1.15  "GW Biomolecules" shall mean all Biomolecules which are covered solely by
      GW IP. It is generally assumed that GW Biomolecules will be [***];

1.16 "GW IP" shall mean all IP in-licensed by GW (with the right to grant further rights thereunder) and all IP invented or discovered solely by or on behalf of GW or GW's employees or agents arising under this Agreement and all IP claiming or covering such inventions;

1.17  "GW Monthly Report" shall mean the report provided pursuant to Clause 2.4;

1.18 "IP" shall mean patents, trade marks, service marks, trade and service names, copyrights, topography rights, tooling, database rights and design rights (whether or not any of them are registered and including applications for registration of any of them), know how, trade secrets, confidential information (including the provision of materials hereunder) and rights of confidence and all rights or forms of protection of a similar nature or having equivalent or similar effect to them subsisting anywhere in the world, excluding any information or materials that are in the public domain and not subject to any form of intellectual property protection;

1.19 "Joint IP" shall mean all IP invented or discovered jointly by GW and Diversa arising under this Agreement and all IP claiming or covering such inventions;

1.20 "Lead Series" shall mean [***] which is approved [***]. Such approval will be based on [***];

1.21 "Licensed Biomolecules" shall mean Available Biomolecules (a) licensed by GW under a formal Collaboration and Licence Agreement or (b) for which a payment is due from GW under Clauses 6.3 and 6.4 (as may be varied by Exhibit A) but for which no formal Licence Agreement has been entered into;

1.22 "Major Markets" shall mean the five markets with the greatest number of Net Sales in any relevant royalty reporting period;

1.23 "Medical Use" shall mean any use as a pharmaceutical, vaccine, or any other drug for human administration;

1.24 "Net Sales" shall mean the gross amount invoiced by GW or any of its licensees relating to the sale of Finished Product to external customers, less goods returned, price discounts, volume discounts, commissions, freight shown on customer invoices, early settlement discounts (where such discounts are effectively non discretionary and are given as a matter of normal commercial practice), rebates and other allowances off the invoiced price, import, value added and any other sales taxes or withholding taxes or any other governmental charges imposed and payable by GW to non-Affiliates, other than income or franchise taxes or other charges based on the income or franchise of GW. If a Licensed Biomolecule or GW Biomolecule is sold in physical combination with another active product or products where one or more of

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 *CONFIDENTIAL TREATMENT REQUESTED

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      such components are not Licensed Biomolecules or GW Biomolecules, Net
      Sales under such circumstances shall be calculated by multiplying Net Sales of the combination product in each relevant market either by (i) the fraction A/(A+B), in which A is the average selling price of the Licensed Biomolecule(s) or GW Biomolecule (s) sold separately in the Major Markets and B is the average selling price of the other active ingredients sold separately in such markets, where the Licensed Biomolecule(s) or GW Biomolecule (s) and other active ingredients are sold separately in such markets or (ii) the fraction 1/N , in which N is the number of active ingredients in the combination product, where one or more of the Licensed Biomolecule(s) or GW Biomolecule (s) and other active ingredients are not sold separately in such markets;

1.25  "Non Medical Use" shall mean any use other than Medical Use;

1.26 "Notification Period" shall mean, with respect to a particular Available Biomolecule, the period within which GW must identify the Available Biomolecule as a Designated Biomolecule and which shall begin on the date of Diversa's receipt of the GW Monthly Report which first identifies that Biomolecule and which shall end on [***];

1.27 "Project Plan" shall mean the project plan set forth in Exhibit B hereto as it may be changed by written agreement of the PMC;

1.28  "PMC" shall mean the Project Management Committee as set out in Clause 3;

1.29 "Redesignated Biomolecules" shall mean a Designated Biomolecule that is redesignated by GW in accordance with Clause 5.2 and [***];

1.30 "Redesignation Fee" shall mean the sum of [***] payable by GW to Diversa pursuant to Clause 5.2;

1.31 "Third Party" shall mean any party other than GW or Diversa and their respective Affiliates; and

1.32 "Valid Claims" shall mean, with respect to any country, a claim of an issued and unexpired patent forming part of IP arising under this Agreement in such country which has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

2     RESPONSIBILITIES

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 *CONFIDENTIAL TREATMENT REQUESTED

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2.1  Both Parties shall at all times carry out their obligations under this
     Agreement fully in accordance with the Project Plan, except where such obligations have been changed with the consent of the PMC.

2.2 In relation to materials provided under this Agreement the following terms shall apply, provided always that the provisions do not conflict with or reduce the rights granted in relation to GW's use of Biomolecules or reduce either Party's other rights granted under this Agreement:-

     2.2.1 GW will provide to Diversa specified materials as set forth in the Project Plan, to be used solely for the research work to be performed under the Project Plan. Diversa agrees to return to GW all documents, samples and other tangible items containing or representing Confidential Information of GW on request.

     2.2.2 Diversa has provided to GW specified materials as set forth in the Materials Transfer Agreement dated 3rd November 2000, as amended, between Diversa and GRD and will provide to GW certain materials as set forth in the Project Plan, in each case, to be used solely for the research work to be performed as set forth in such Materials Transfer Agreement and under the Project Plan respectively. Upon execution of this Agreement, such Materials Transfer Agreement shall terminate, and the Parties' respective provision and use of all materials shall be governed by the terms of this Agreement. Except as specifically set forth in this Agreement, GW shall not modify such materials in any way, reverse engineer such materials, use such materials for reproduction, or offer such materials or any derivative thereof for resale. GW agrees to return to Diversa all documents, samples and other tangible items containing or representing Confidential Information of Diversa on request.

     2.2.3 The materials provided under Clauses 2.2.1 and 2.2.2, including, without limitation, the materials provided under the Materials Transfer Agreement, are of an experimental nature, are for laboratory research use only and have not been approved for diagnostic or therapeutic use in humans or animals; are provided without any warranties, express or implied, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, neither Party makes any representation that the use of the materials will not infringe any patent or proprietary rights of Third Parties and neither Party accepts any liability in connection with their use, storage and disposal.

     2.2.4 GW shall retain the sole and absolute ownership of all materials provided by GW and Diversa shall retain the sole and absolute ownership of all materials provided by Diversa. Subject to the payment obligations set forth herein, each Party shall additionally retain the sole and absolute ownership of all IP invented solely by them.

     2.2.5 Each Party agrees that the other Party's materials shall not be distributed to



                                       5
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               any Third Party or entity, except to their respective Affiliates, without the prior written consent of the other Party.

     2.2.6 Each Party agrees that it shall not file any patent directed to or including any claim covering a particular use of the other Party's materials, other than (a) as it is entitled to under the terms of this Agreement; or (b) where the disclosing Party gives its prior written consent.

     2.2.7 None of the materials provided hereunder shall be used for any commercial development directly or indirectly other than as permitted under the terms of this Agreement.

2.3 Each Party shall submit a written report to the PMC at the end of each phase of the research as set forth in the Project Plan. Such reports shall contain the results of the research conducted by such Party.

2.4 It is anticipated that GW's screening and subsequent structure elucidation will identify active Biomolecules. On a monthly basis, GW shall prepare and deliver to the PMC the GW Monthly Report. The contents of the GW Monthly Report shall include:-

     2.4.1     [***];

     2.4.2     [***];

     2.4.3     [***];

     2.4.4     [***];

     2.4.5     [***].

     2.4.6     [***].

2.5 Diversa shall notify the PMC as soon as practicable following Diversa's receipt of a GW Monthly Report, but in any event within [***] following such time, whether any of the Biomolecules (excluding the GW Biomolecules) included in such GW Monthly Report are not Available Biomolecules. Diversa shall have no obligations, and GW shall have no rights, under this Agreement with respect to any Biomolecules (excluding the GW Biomolecules) other than Available Biomolecules. Diversa confirms that it will supply to GW, upon request, [***]. For the avoidance of doubt, the GW Biomolecules are excluded from this Clause 2.5 since these are not subject to the restrictions that apply to Available Biomolecules, and, accordingly, GW shall be free to use all GW Biomolecules, subject only to those provisions contained herein that expressly relate to GW Biomolecules.

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3   PROJECT MANAGEMENT

3.1 If such a meeting has not yet been held then, within 2 weeks of the date of this Agreement, the Parties shall establish and hold the first meeting of the PMC. The members of the PMC shall be 4 in number with 2 appointees from GW and 2 appointees from Diversa. A quorum will be at least one member appointed by GW and at least one member appointed by Diversa.

3.2 At the first meeting of the PMC the members shall appoint one of their number to be Chairman and one of their number to be Secretary of the PMC.

3.3 Except as mutually agreed by the Parties, the PMC shall meet on a monthly basis at such venue as the members shall agree and each Party shall be responsible for all of the costs incurred by their respective appointees in attending such meetings. Meetings of the PMC may be held by telephone or video conference, provided that all members are able to hear each other.

3.4 Adequate minutes of the PMC meetings shall be kept by the Secretary who shall also maintain an official record of the decisions made by the PMC. Copies of all minutes and other resolutions of the PMC shall be given to the respective PMC members for approval. The review and approval of the minutes and other resolutions of the previous meeting and any decisions taken by written circular shall be a regular item on the agenda of each meeting. Consensus decisions taken by the PMC within the limits of its powers may be implemented immediately at the members discretion provided a copy of the minutes and resolutions are circulated and signed by all members of the PMC.

3.5 The PMC shall endeavour to reach decisions through consensus but shall take formal decisions by majority vote. Decisions may be taken at a meeting or through a written circular signed by all members of the PMC.

3.6 Upon receiving reasonable advance notice from the Diversa appointees to the PMC, one of the GW appointees shall be required to [***].

3.7  The PMC will be responsible for, among other things:-

     3.7.1     strategic guidance of the work under this Agreement,

     3.7.2     monitoring the delivery of the Project Plan,

     3.7.3 research and development decisions and overseeing the day-to-day management of the work under this Agreement,


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     3.7.4     reviewing the GW Monthly Reports provided by GW and agreeing any changes to the exclusivity status of Available Biomolecules contained in the GW Monthly Report. The representatives of either Party on the PMC may not unreasonably withhold agreement as to the exclusivity status of such Available Biomolecules.

4   IP OWNERSHIP

4.1 Each Party shall continue to own their own Background IP and shall be free to exploit it in any way subject to the terms of this Agreement.

4.2 All GW IP whether patentable or not shall be the sole and absolute property of GW and GW shall have the sole prerogative to seek or not seek at its own expense patent or other IP protection for any such inventions including but not limited to Biomolecules, processes, formulations and uses.

4.3 All Diversa IP whether patentable or not shall be the sole and absolute property of Diversa and Diversa shall have the sole prerogative to seek or not seek at its own expense patent or other IP protection for any such inventions including but not limited to Biomolecules, processes, formulations and uses.

4.4 Each Party undertakes to sign, execute and do and shall sign, execute and do at their own expense all such deeds, documents and things which in the other Party's reasonable opinion may be necessary and desirable to vest such inventions and any patents or patent applications relating thereto in the relevant Party or their Affiliates. For the avoidance of doubt, the Party in whom any invention, patent, or patent application is to vest shall bear all costs associated with such application and the other Party shall only be responsible for its own costs incurred in assisting the Party who is applying for such patent or patent application.

4.5 Each Party shall have the right to use the Joint IP for its own use with no rights to sub-license without the agreement of suitable terms with the other Party. The following shall apply to all Joint IP:-

     4.5.1 The Parties shall be jointly responsible for filing patent applications relating to Joint IP.

     4.5.2 The Parties shall mutually agree in writing which Party shall file, prosecute and maintain all such patents relating to the Joint IP and shall mutually agree on the strategy relating to such filing, prosecution and maintenance, the costs of which shall be shared equally between the Parties.

     4.5.3 In the event that the Parties cannot agree on which Party shall file, prosecute and maintain Joint IP patents, the Parties shall select outside Counsel reasonably acceptable to both Parties to perform such responsibilities, and the Parties shall have equal control and joint responsibility for costs incurred in connection with the applicable patents on the Joint IP.



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4.6  During the term of this Agreement, (a) Diversa shall hold GW harmless from and against claims by Diversa of infringement of Diversa IP and Diversa Background IP with respect to GW's activities in accordance with this Agreement (generally consisting of [***]) and (b) GW shall hold Diversa harmless from and against claims by GW of infringement of GW IP and GW Background IP with respect to Diversa's activities in accordance with this Agreement (generally consisting of [***]), in each case solely for the purposes of carrying out the Project Plan. The provisions of this Clause
     4.6 are intended to permit both Parties to carry out their respective responsibilities and perform their respective obligations under this Agreement and the Project Plan without fear of being made a party to any legal action concerning infringing any IP of the other Party that is used to carry out such responsibilities or perform such obligations. However, neither Party intends to grant to the other Party any licence to use its Background IP or, in the case of Diversa, the GW IP and, in the case of GW, the Diversa IP, to perform any activities beyond the scope of the roles and responsibilities assigned to the Parties under this Agreement and the Project Plan.


5   DESIGNATION OF BIOMOLECULES

5.1 Following the first appearance of an Available Biomolecule in any given GW Monthly Report, GW will undertake as soon as possible (and in any event within the Notification Period) to notify Diversa whether or not GW has any interest in such Available Biomolecule. Each Available Biomolecule in which GW has notified Diversa that it has interest shall be deemed to be a Designated Biomolecule.

5.2 With respect to each Designated Biomolecule, GW will have an additional [***] period following the expiry of the Notification Period to decide whether to continue to pursue investigation of such Designated Biomolecule. Each Designated Biomolecule which GW has notified Diversa that it will continue to investigate shall be deemed a Redesignated Biomolecule subject to payment of the Redesignation Fee by [***]. Such Redesignation Fee will be payable for [***].


6   BIOMOLECULE LICENSING TERMS

6.1 In the event that GW wishes to develop and commercialise any Available Biomolecules, GW will have the right to obtain from Diversa an exclusive licence to [***], subject to the terms of this Agreement.

6.2  GW's use of any Licensed Biomolecule [***], would be:-

     6.2.1     solely for Medical Use; and

     6.2.2 subject to the milestone and royalty terms specified in Clauses 6.3, 6.4 and 6.6; and

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     6.2.3     subject to [***]; and

     6.2.4 subject to GW continuing to use all its reasonable efforts to continue with its development programme and, if applicable, commercialisation efforts, with respect to each Licensed Biomolecule.

6.3 The terms of the licence granted to GW would be negotiated in good faith on a case by case basis, taking into account the relative contributions of GW and Diversa in the light of the overall costs and risks associated with bringing a new medicine from discovery to the market. Accordingly, [***]. These payment terms [***] shall also apply to any GW Biomolecules developed and commercialised by GW. For the avoidance of any doubt, [***].

6.4 Payments shall be made by GW to Diversa [***] once in respect of each Licensed Biomolecule and/or GW Biomolecule developed by GW upon achievement of the specified milestones:-

     6.4.1 GW's first selection of a Licensed Biomolecule and/or GW Biomolecule [***];

     6.4.2 GW's first selection of a Licensed Biomolecule and/or GW Biomolecule [***];

     6.4.3 GW's first selection of a Licensed Biomolecule and/or GW Biomolecule [***];

     6.4.4     First entry of a Licensed Biomolecule and/or GW Biomolecule into
               [***];

     6.4.5     First entry of a Licensed Biomolecule and/or GW Biomolecule into
               [***]

     6.4.6     [***] of a Licensed Biomolecule and/or GW Biomolecule: [***] .

6.5 GW shall notify Diversa as soon as practicable following achievement of any of the milestones set forth above with respect to a Licensed Biomolecule and/or GW Biomolecule. Following such notice, Diversa shall issue an invoice to GW relating to the relevant payment obligation. All payments due under Clause 6.4 shall be payable as soon as practicable thereafter, but in no event later than thirty (30) days following GW's receipt of the invoice.

6.6 GW will pay royalties to Diversa on Net Sales of any Finished Product on a country by country basis for the period in which there is a Valid Claim in that country which provides patent protection for the Finished Product, [***]:-


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     6.6.1     Annual Net Sales up to [***]: [***]

     6.6.2     Annual Net Sales from [***] to [***]: [***]

     6.6.3     Annual Net Sales over [***]: [***].

     As an example, for the avoidance of doubt (and assuming for this purely illustrative purpose that [***]) in the event that GW has Annual Net Sales of a Finished Product equal to [***], the royalty payment would be [***], calculated as follows: [***].

6.7 All royalties shall be paid quarterly within sixty (60) days of the end of the relevant quarter on a country by country basis. GW shall submit to Diversa within sixty (60) days of the end of each year of this Agreement, a dated statement showing inter alia:-

     6.7.1 Net Sales of the Finished Product in United States Dollars in each country where GW has sold any Finished Product during that year and the royalties payable thereon in United States Dollars to Diversa utilising the rate of exchange methodology set out in Clause 6.8; and

     6.7.2 withholding taxes or any cross border transfer funds withheld or deducted pursuant to applicable law.

6.8 The rate of exchange to be used in calculating the amount of currency equivalent in United States Dollars payable shall be an average for the calendar month in which Net Sales of Finished Product are made, determined by dividing (i) the sum of the rates applying to each Friday of such month, published in the London edition of the Financial Times on Mondays by (ii) the number of Fridays in such month for which such rate information is available. In the event that any payment due hereunder and not disputed in good faith is not made when due, the payment shall accrue interest from that date due at the rate of [***] Citibank, N.A., New York, New York, applicable to such time, to be compounded on an annual basis; provided however, that in no event shall such rate exceed the maximum legal annual interest rate. The payment of such interest shall not limit either Party from exercising any other rights it may have as a consequence of the lateness of any payment.

6.9 GW shall keep for rolling three year periods accurate, up to date books and records of Net Sales of the Finished Product in sufficient detail and in such form so as to enable the royalties payable by GW to be properly determined.

6.10 GW shall permit an independent chartered or certified public accountant appointed by Diversa, at Diversa's expense, to examine all such books and records as are referred to in Clause 6.9 in respect of any period pertaining to the Net Sales of the Finished Product for the sole purpose of verifying the royalties payable during such period provided:-

     6.10.1    reasonable prior written notice is given to GW;


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     6.10.2    access is only required during normal working hours; and

     6.10.3 Diversa and the auditor shall keep and shall use best endeavours to procure that any representatives of it shall keep confidential any information which it may acquire in the exercise of its rights under this Clause (except to the extent necessary to enforce Diversa's rights hereunder).

     GW shall promptly pay to Diversa the amount of any underpayment of royalties as determined by such examination. In addition, notwithstanding the foregoing, in the event that the results of any such examination demonstrate a discrepancy of greater than [***] of reported royalties payable, GW shall reimburse Diversa for the expense of conducting such examination.

6.11 All of the above milestones would be payable [***].

6.12 GW will have no right to develop and commercialise any Available Biomolecule(s) and/or GW Biomolecule (s) without making the relevant milestone and royalty payments, if any, that are applicable to such Available Biomolecule(s) and/or GW Biomolecule (s) as specified in Clauses 6.3, 6.4 and 6.6.

6.13 The amounts set out in Clauses 5.2, 6.4 and 6.6 represent the maximum extent of GW's financial obligations under this Agreement. Diversa agrees that [***].

6.14 Notwithstanding the grant of the exclusive licence to GW pursuant to Clause 6.1:-

               6.14.1    Both Parties shall only be entitled to [***];

               6.14.2 Both Parties shall be allowed independently or in collaboration to [***];

               6.14.3    Diversa shall be granted the right to [***].

6.15 In the case of Clause 6.14.1, GW's work shall be solely for the purpose of [***].

6.16 In the case of Clauses 6.14.1 and 6.14.2:

               6.16.1 Diversa's work is likely to include, but not be limited to, [***], whilst GW's work may include, but not be limited to, [***]. GW's work shall be carried out solely by GW and shall not involve Third Parties;

               6.16.2    GW's freedom to [***] would be subject to [***];

               6.16.3    GW would be free to [***] without [***].

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6.17 In the case of Clauses 6.14.1 through 6.14.3, any work on [***] shall be restricted to the scope of this Agreement.

7    EXCLUSIVITY

7.1 Diversa shall grant GW the exclusive right to use all Licensed Biomolecules [***] in accordance with the terms of this Agreement or the different terms of any applicable licence agreement. In addition, Diversa shall grant GW the exclusive right to use all Available Biomolecules [***] in accordance with this Agreement, until:-

     7.1.1 Expiry of the Notification Period, without GW electing to designate such Available Biomolecule as a Designated Biomolecule; or

     7.1.2 Expiry of [***] from the end of the Notification Period without GW electing to redesignate such Designated
               Biomolecule as a Redesignated Biomolecule, subject to the payment of the Redesignation Fee; or

     7.1.3     Expiry [***] from redesignation of any Designated
               Biomolecule as a Redesignated Biomolecule, without the Redesignated Biomolecule becoming a Licensed Biomolecule.

     7.1.4 Notification by GW during any of the time periods set out in Clauses 7.1.1 through 7.1.3, or, consistent with Clause
               6.2.4 above, that GW does not intend, or no longer intends, to pursue investigation of that Available Biomolecule. GW shall undertake to ensure such notice is given to Diversa in a timely manner following GW's decision not to pursue investigation of the Available Biomolecule or following GW decision not to continue to use all its reasonable efforts to continue with its development programme with respect to the Available Biomolecule.

7.2 Where exclusivity lapses, as set forth in Clause 7.1, Diversa shall be free to use the relevant Available Biomolecule [***] for any purpose, including research and commercialisation purposes, subject to:-

     7.2.1 the Parties agreeing to licensing terms with respect to Diversa's use of GW Background IP or Joint IP if any and if required, and

     7.2.2 any applicable provisions of a Collaboration and Licence Agreement regarding [***] and

     7.2.3 the PMC agreeing the changed exclusivity status of such Available Biomolecules.


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     At Diversa's request, with respect to the procedure referred to in
     Clause 7.2.1 above, GW shall, in good faith, engage in licensing negotiations with Diversa.

7.3 With respect to GW Biomolecules which have appeared in a GW Monthly Report and which GW no longer wishes to develop or commercialise, Diversa shall have the right to obtain a [***] to [***], subject to [***].

7.4 In the event that Diversa enters into an agreement with a Third Party in any therapeutic field, all of GW's rights which are not affected by Diversa's Third Party agreement shall be preserved, including, without limitation, and if available, the opportunity to obtain access to the therapeutic field which is the subject of Diversa's agreement with a Third Party on a non-exclusive basis and/or to any other therapeutic fields outside the therapeutic field which is the subject of Diversa's agreement with a Third Party and/or to obtain exclusivity in respect of [***].

8    DURATION AND TERMINATION

8.1 Subject to Clause 8.2, this Agreement will begin on the date hereof and will continue unless terminated in accordance with Clause 8.2. For the avoidance of any doubt the term of the research work as set forth in the Project Plan shall not exceed one year from the date of this Agreement, except as mutually agreed to by the Parties.

8.2  This Agreement may be terminated:-

     8.2.1 at any time by mutual written agreement of the Parties, and either Party shall have the right to terminate this Agreement following [***] from the date hereof upon [***] written notice to the other Party; or

     8.2.2 by either Party if the other Party shall become insolvent or makes any arrangement or composition with its creditors generally or if it has a Receiver or Manager or Administrative Receiver or Administrator appointed to the whole or part of its assets or if an order shall be made or resolution passed for its winding up (other than for the purposes of a bona fide scheme for solvent amalgamation or reconstruction); or

     8.2.3 if both Parties agree due to an event of Force Majeure or if either Party so elects after an event of Force Majeure has continued for a period greater than three months.

8.3 If GW solely terminates this Agreement for any reason other than related to Diversa breach or insolvency, then all [***] shall be destroyed or returned to Diversa at Diversa's request, except any [***] which GW can continue to use and exploit subject to complying with its obligations under this Agreement and any formal Licence Agreement under which [***] were licensed to GW and except any GW Biomolecules which GW can continue to use and exploit subject to complying with its obligations under this Agreement.


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8.4  Except as set forth in Clause 8.3 above, termination of this Agreement shall not affect Diversa's and GW's rights and obligations hereunder with respect to Exclusive Biomolecules and/or GW Biomolecules at the time of such termination, including, without limitation, GW's rights to [***], and GW's obligations to make [***] payments under the terms of this Agreement.

9    DISCLOSURE OF CONFIDENTIAL INFORMATION

9.1 For the purpose of this Agreement "Confidential Information" shall mean any and all information, including but not limited to, the existence of and terms of this Agreement, data, know-how, and any and all subject matter (whether patentable or not) pertaining to the Parties' research, inventions, development, materials, technology, business plans, processes, protocols, enzymes, the commercial applications of enzymes, accessing microbial diversity, manipulating and modifying pathways, identifying bioactive compounds through recombinant techniques, Biomolecules, clones, and any other elements of the Parties' business, which the Parties consider to be of value (including, for the avoidance of any doubt, all financial, sales, royalty and milestone information contained within this Agreement or to be disclosed pursuant to this Agreement).

9.2 A Party (the "Receiving Party") as recipient of Confidential Information from the other Party (the "Disclosing Party") shall only disclose such Confidential Information to those of its employees with a special need to know such Confidential Information and any of its employees to whom Confidential Information is disclosed shall be informed of the proprietary nature of the Confidential Information and shall be bound by this agreement of confidentiality in the same manner that the Receiving Party is bound. A Receiving Party shall not disclose to any Third Parties any Confidential Information received from the Disclosing Party hereunder, except as required by law or under the provisions of this paragraph of this Agreement. Each Party shall immediately notify the other upon discovery of any loss or unauthorized disclosure of the Confidential Information of the other Party.

9.3 The Receiving Party shall have no obligations to the Disclosing Party with respect to the use, or disclosure to others not party to this Agreement, of such information which:-

     9.3.1 prior to disclosure was known to or in the possession of the Receiving Party as evidenced by such Party's written records; or

     9.3.2 is or becomes publicly known during the term of this Agreement, other than through a breach of the Receiving Party's obligations hereunder; or

     9.3.3 is received from a Third Party having no obligations of confidentiality to the Disclosing Party hereunder; or


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     9.3.4     is developed by the Receiving Party independently of any
               disclosures made under this Agreement, as evidenced by such party's written records; or

     9.3.5 is required by law or bona fide legal process to be disclosed, provided that the Party required to make the disclosure takes all reasonable steps to restrict and maintain the confidentiality of such disclosure and provides reasonable notice to the Party providing the Confidential Information; or

     9.3.6 is authorized to be released in a written release by the Disclosing Party.

9.4 Specific items of Confidential Information shall not fall within any exception merely because they are embraced by more general information falling within any exceptions and any combinations of specific items of Confidential Information are themselves within any exceptions, but only if the combination itself, and its principles or operation, fall within one of such exceptions.

9.5 The Receiving Party shall not use Confidential Information received from the Disclosing Party for any purpose other than for discussion and research work with the Disclosing Party under this Agreement.

9.6 Confidential Information shall not be reproduced in any form except as required to accomplish the intent of this Agreement. Any reproduction of any Confidential Information of the Disclosing Party by either Party shall remain the property of the Disclosing Party unless otherwise authorized in writing by the Disclosing Party.

9.7 The Receiving Party agrees, upon request, to promptly return all tangible items relating to Confidential Information of the Disclosing Party, including but not limited to, all materials, written materials, drawings, data and records provided or otherwise made available by the Disclosing Party, and all copies thereof.

9.8 The rights and obligations set forth in this Clause 9 and in Clause 10.2 below shall survive the termination or expiration of this Agreement for a period of ten (10) years after such termination or expiration.

10   ANNOUNCEMENTS AND PUBLICATIONS

10.1 If Diversa wishes to make any announcement regarding this transaction, Diversa shall issue a press release regarding this Agreement which shall be mutually agreed to by the Parties in writing.

10.2 Except for the information disclosed in the joint press release, neither Party shall use the name of the other Party or reveal the existence of or terms of this Agreement in any publication, publicity or advertising without the prior written approval of the other party, except that:-

     10.2.1 either Party may use the text of a written statement approved in advance by both Parties without further approval, and

     10.2.2 either Party shall have the right to identify the other Party and to disclose the terms of this Agreement as required by applicable securities laws or other applicable law or regulation, provided that such Party takes reasonable and lawful actions to minimize the degree of such disclosure.

11   REPRESENTATIONS AND WARRANTIES

11.1 GW represents and warrants to Diversa that each of GRD and GGL is a corporation duly organised and validly existing under the laws of the United Kingdom and that entry into and performance of this Agreement by each of GRD and GGL has been authorised by all necessary corporate action and does not conflict with any law or regulation to which either of them may be subject.

11.2 Diversa represents and warrants to GW that it is a corporation duly organised and validly existing under the laws of the State of Delaware and that its entry into and performance of this Agreement has been authorised by all necessary corporate action and does not conflict with any law or regulation to which it may be subject.

11.3 Both Parties shall comply at all times with all relevant legislation, laws, customs, practice, regulations and clinical guidance and best practice in conducting the Project Plan and in developing and selling Finished Product, including, but not limited to, complying with export control laws that apply to them.

11.4 The failure by a Party to exercise or enforce any right conferred upon it under this Agreement shall not be deemed to be a waiver of such right nor shall it operate to bar the exercise or enforcement thereof at any time or times thereafter.

11.5 GW hereby acknowledges that the data and any materials to be provided by Diversa under this Agreement will be of an experimental nature, provided without warranties, and Diversa shall accept no liability in connection with their use, storage and disposal by GW. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH PARTY ACKNOWLEDGES THAT THIS AGREEMENT PROVIDES FOR AN INNOVATIVE PROGRAMME USING NEW TECHNOLOGIES AND THAT NO WARRANTY IS MADE REGARDING THE SUCCESS OF ANY RESEARCH DONE PURSUANT TO THIS AGREEMENT OR THE UTILITY OF ANY INFORMATION, MATERIALS OR TECHNOLOGY PROVIDED HEREUNDER. EACH PARTY EXPRESSLY DISCLAIMS ALL WARRANTIES AS TO THE VALIDITY OR SCOPE OF PATENTS AND PATENT CLAIMS, ISSUED AND PENDING, PROTECTING ITS TECHNOLOGY OR THAT ANY TECHNOLOGY WILL BE FREE FROM INFRINGEMENT OF PATENTS OR PROPRIETARY RIGHTS OF THIRD




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

     PARTIES, OR THAT NO THIRD PARTIES ARE IN ANY WAY INFRINGING PATENT RIGHTS.

11.6 IN NO EVENT WILL EITHER PARTY, ITS DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY, TORT OR OTHERWISE, ARISING OUT OF THIS AGREEMENT.

11.7 GW (the "Indemnitor") shall indemnify, defend, and hold harmless Diversa and its directors, officers, employees, and agents and their respective successors, heirs and assigns (the "Indemnitees"), against any liability, damage, loss, or expense incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, settlements, suits, actions, demands, or judgments arising out of any theory of product liability (including, but not limited to, actions in the form of tort, warranty, or strict liability) concerning any product (or any process or service) that is made, used, or sold by the Indemnitor or its Affiliates or sublicensees pursuant to any right or license granted under this Agreement; provided, however, that such indemnification right shall not apply to any liability, damage, loss, or expense to the extent directly attributable to the negligence, reckless misconduct, or intentional misconduct of the Indemnitees. An Indemnitee shall not be entitled to indemnification for the settlement of any claim pursuant to this Agreement unless it obtains the prior written consent of the Indemnitor to such settlement.

11.8 Any Indemnitee that intends to claim indemnification under Clause 11.7 shall promptly notify the Indemnitor of any claim in respect of which he intends to claim such indemnification, and the Indemnitor shall assume the defence thereof with counsel mutually satisfactory to the Parties; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses of no more than the law firm representing all Indemnitees in the proceeding or related proceeding, to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. The indemnity agreement in Clause 11.7 shall not apply to amounts paid in settlement of any loss, claim, liability or action if such settlement is effected without the consent of the Indemnitor. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, shall not relieve the Indemnitor of any liability to the Indemnitee under Clause 11.7, except to the extent the Indemnitor has been prejudiced by such failure to give notice. Each Party and its Affiliates and their employees and agents shall cooperate fully with the other Party and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.

12   ASSIGNMENT; AMENDMENT




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12.1  Except as may be otherwise provided herein, no Party may assign (other than to any Affiliate company) or otherwise delegate any or all of its rights or obligations under this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either Party may, without the consent of the other Party, assign any or all of its rights and obligations under this Agreement to a successor to all or substantially all of the business of such Party to which this Agreement relates, whether by merger, sale of stock, sale of assets or otherwise; provided that, in the event of any such transaction, no intellectual property rights of any Third Party that is an acquiring party in such transaction will be included in the technology subject to this Agreement and provided that the acquiring party assumes all obligations of its assignor under this Agreement. In the event that any assignee of Diversa's is a competitor of GW's or is an adverse litigant with GW in any litigation, then GW may terminate this Agreement upon completion of such merger or sale subject to any licences granted pursuant to this Agreement remaining in full force and effect.

12.2 No modification or amendment of this Agreement shall be valid or binding upon the Parties unless made in writing and duly executed by an authorised representative of each Party.

13  ENTIRE AGREEMENT; SEVERABILITY

13.1 This Agreement and its Schedules constitute the entire agreement between the Parties with respect to the subject matter hereof and supersedes entirely any other document, agreement or understanding between Diversa and GW with respect to the subject matter hereof, including, without limitation, the non-binding Heads of Agreement dated 19th September 2000 between Diversa and GGL and the Materials Transfer Agreement dated 3rd November 2000, as amended, between Diversa and GRD.

13.2 If any provision of this Agreement shall be determined to be invalid or unenforceable, the validity and enforceability of the other provisions of this Agreement shall not be affected thereby.

14  RELATIONSHIP OF PARTIES

14.1 The Parties are independent contracting parties. Nothing in this Agreement shall operate to constitute any Party as the agent or partner of any other Party.

15  FORCE MAJEURE

15.1 If any Party is unable to perform any of its duties under this Agreement (other than the payment of any monies due and owing) due to the occurrence of an event of Force Majeure, then performance of such obligation shall be excused to the extent and for the period required by such cause. For purposes of this Agreement, "an event of force majeure" shall mean an event that is unforeseeable and of which the occurrence and consequences cannot be prevented or avoided by the Parties.

16    GOVERNING LAW AND DISPUTE SETTLEMENT



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

16.1 This Agreement shall be governed by and construed in accordance with the laws of England.

16.2 Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved in the first instance through friendly consultation. Such consultation shall begin immediately after one Party has delivered to the other Parties a written request for such consultation.

16.3  If within 30 days following the date on which a notice described in Clause
      16.2 is given the dispute cannot be resolved, the dispute may be submitted to any form of alternative dispute resolution as the Parties may agree or failing such agreement to the non-exclusive jurisdiction of the English Courts or any other court of competent jurisdiction.

17   NOTICES; MISCELLANEOUS

17.1 All notices and other communications hereunder shall be in writing and shall be sent by registered mail, courier or facsimile to the following addresses or to such other addresses as may be designated by a Party pursuant to a written notice to the other:

17.2  If to Diversa to the address set out above

                           Fax:  1 858 526 5050

                           Attention: President

      with a copy to:

      Cooley Godward LLP
      4365 Executive Drive, Suite 1100
      San Diego, CA 92121
      Attention: L. Kay Chandler, Esq.
      Telephone: 1 858 550 6014
      Fax: 1 858 453 3555

17.3  If to GW to the address set out above:

                           Fax:  44 (0)208 966 8837

                           Attention: The Company Secretary

17.4 The date on which notice shall be deemed to have been effectively given shall be determined as follows:

     17.4.1 Notice given in letter form shall be deemed effectively given on the 7th day after the date mailed (as indicated by the postmark) by registered mail, airmail postage prepaid or the day of actual delivery if delivered by courier; and

     17.4.2 Notice given by fax shall be deemed effectively given on the first business day following the date of transmission of a notice requesting confirmation of receipt, as indicated on the fax in question.

17.5 This Agreement may be executed via facsimile and in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

18   MANUFACTURING RIGHTS

18.1  GW shall grant Diversa [***], provided:-

      18.1.1    GW [***];

      18.1.2    the manufacturing route is [***];

      18.1.3    [***].

For the avoidance of any doubt [***].

18.2  If GW wishes to manufacture [***], GW shall have the right to [***].

For the avoidance of any doubt [***].


19   COLLABORATION AND LICENCE AGREEMENT RIGHTS AND OBLIGATIONS

19.1 The Option. Upon expiration or termination or at anytime during the course of this Agreement, the Parties will have the option to proceed into a Collaboration and Licence Agreement. Should the Parties mutually decide to proceed into a Collaboration and Licence Agreement the terms of the Collaboration and Licence Agreement would be negotiated in good faith and in a timely manner, and would include, but not be limited to, the following terms set forth in Clauses 19.2 through 19.9 in addition to any applicable terms as contained in this Agreement. For the avoidance of any doubt, the Parties agree that [***].


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19.2  The PMC. The role of the PMC would be expanded to include, among other things, [***]. The representatives of either Party on the PMC may not unreasonably withhold agreement as to [***].

19.3 [***]. GW shall pay Diversa [***], to be agreed to by the Parties, ranging from [***], depending on the scope and term of the collaboration. The payments would be phased over the term of the Collaboration and Licence Agreement as agreed by the Parties.

19.4 Change to Non-Exclusive Collaboration. During the period of the Collaboration and Licence Agreement, (a) Diversa shall hold GW harmless from and against claims by Diversa of infringement of Diversa IP and Diversa Background IP with respect to GW's activities in accordance with the Collaboration and Licence Agreement and (b) GW shall hold Diversa harmless from and against claims by GW of infringement of GW IP and GW Background IP with respect to Diversa's activities in accordance with the Collaboration and Licence Agreement, in each case solely for the purposes of carrying out the Collaboration and Licence Agreement. To the extent that Diversa would be contractually permitted at the time of execution of the Collaboration and Licence Agreement, the Collaboration and Licence Agreement shall provide for Diversa and GW to collaborate on a non-exclusive basis, except that Diversa would agree to work exclusively with GW on the development of Available Biomolecules for Medical Use in any field of use as the Parties may agree, subject to GW's payment to Diversa of [***] and other terms to be agreed to by the Parties.

19.5 Milestone and royalty amendment. Clauses 6.3, 6.4 and 6.6 would continue to apply in relation to the Collaboration and Licence Agreement for any [***], as well as any [***]. Payment terms in respect of any Available Biomolecule, [***] would be negotiated in good faith without reference to the payment terms specified in this Agreement.

19.6  FTE Contribution. GW will pay FTE costs to Diversa:-

      19.6.1    only to the extent that the costs are [***];

      19.6.2 FTEs will be reimbursed at the rate to be agreed upon by the Parties during negotiation of the Collaboration and Licence Agreement, but in the order of, and at a minimum of, [***] per annum;

      19.6.3 the rate set out in Clause 19.6.2 will be subject to annual salary inflation, subject to a maximum of [***] per annum;

      19.6.4    the minimum number of FTEs [***];

      19.6.5    funding by GW of GW funded FTEs for the project will be [***].


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19.7  [***]. In addition to the terms governing the Parties' use of Exclusive
      Biomolecules, Diversa [***], Diversa [***].

19.8 Reporting. In addition to the Parties' reporting requirements set out in this Agreement, on a monthly basis, Diversa shall prepare and deliver to the PMC a cumulative bi-monthly report ("Diversa Bi-Monthly Report") setting out [***], as well as a record of [***]. The report will indicate, among other things, [***].

19.9 Termination. In addition to the termination provisions set out in this Agreement, if Diversa solely terminates the Collaboration and Licence Agreement, then subject to any other agreement between GW and Diversa, Diversa shall at GW's request either [***] or [***].

                           (signature page follows)

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

AS WITNESS the hands of the Parties or their duly authorised representative's the day and year first above written.

SIGNED by:

/s/ Jay M. Short
___________________________________
Name:  Jay M. Short, Ph.D.
Title: President and Chief Executive Officer

a duly authorised representative
for and on behalf of
Diversa Corporation

SIGNED by:

/s/ Allan Baxter
___________________________________
Name:  Dr. Allan Baxter
Title: Director, Group Discovery

a duly authorised representative
for and on behalf of
Glaxo Research and Development Limited


SIGNED by:

/s/ S.M. Bicknell
___________________________________
Name:  S.M. Bicknell
Title: Assistant Secretary

a duly authorised representative
for and on behalf of
Glaxo Group Limited

                                    EXHIBIT A

[***]


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                                    EXHIBIT B

               Glaxo Wellcome - Diversa Collaboration Agreement
                     Recombinant Natural Product Screening
                                 Project Plan

[***]

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